Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Robert J. Conologue, Chief Financial Officer
Trans-Lux Corporation
phone: 212-897-2228
e-mail: rconologue@trans-lux.com

Trans-Lux Corporation Announces Completion of Rights Offering

NEW YORK, NY (November 20, 2015) – Trans-Lux Corporation (OTC Pink: TNLX) (“Trans-Lux”), a leading supplier of Digital Displays and next generation LED lighting, today announced the completion of its rights offering, which expired at 5:00 p.m., Eastern Time, on November 19, 2015.

The Company received subscriptions and over-subscriptions for a total of 16,512 shares of its Series B Convertible Preferred Stock, representing approximately 33% of the shares offered.  All of the subscriptions and over-subscriptions were accepted, for aggregate gross proceeds to the Company of approximately $3.3 million.  The Company expects Continental Stock Transfer & Trust Company, the subscription agent for the rights offering, to begin distributing the shares and the sale proceeds early next week.

The Series B Convertible Preferred Stock carries a 6.0% cumulative annual dividend and is convertible into shares of common stock at an initial conversion price of $10.00 per share, representing a conversion ratio of 20 shares of common stock for each share of Series B Convertible Preferred Stock held at the time of conversion, subject to adjustment.  The shares of Series B Convertible Preferred Stock may be subject to mandatory conversion after three years, or as early as one year if the closing sale price of the common stock has been greater than or equal to $15.00 for 30 consecutive trading days.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state.  The offer of the shares of Series B Convertible Preferred Stock issuable upon exercise of the rights was made only by means of the prospectus dated October 14, 2015 forming a part of Trans-Lux’s registration statement filed with and declared effective by the SEC, and related documents.

About Trans-Lux

Trans-Lux Corporation is a leading designer and manufacturer of TL Vision digital video displays and TL Energy LED lighting solutions for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. TL Energy enables organizations to greatly reduce energy related costs with green lighting solutions. For more information please visit www.Trans-Lux.com.

Forward-Looking Statements

This press release may contain “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in Trans-Lux’s business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. These forward-looking statements are based upon assumptions and assessments that Trans-Lux believes to be reasonable as of the date hereof. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond Trans-Lux’s control. Actual results, factors, developments, and events may differ materially from those Trans-Lux assumed and assessed. Risks, uncertainties, contingencies, and developments, including those discussed in Trans-Lux’s filings with the SEC, could cause Trans-Lux’s future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Trans-Lux disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.